UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2012

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
West Bancorporation, Inc.'s (the “Company's”) Annual Meeting of Shareholders was held on April 26, 2012. The record date for determination of shareholders entitled to vote at the meeting was February 23, 2012. There were 17,403,882 shares of common stock outstanding as of that date, each such share being entitled to one vote. At the shareholders' meeting the holders of 13,309,343 shares or approximately 76.5 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the meeting. The following proposals were voted on at the meeting:

Proposal 1 - Election of Directors

Eleven directors were elected to serve for a one year term or until their successors are elected and qualified. The following results were reported at the meeting.

	For	Withheld
Frank W. Berlin	9,707,093	358,845
Thomas A. Carlstrom	9,837,392	228,546
Joyce A. Chapman	9,362,160	703,778
Steven K. Gaer	9,832,904	233,034
Kaye R. Lozier	9,887,582	178,356
David R. Milligan	9,875,307	190,631
George D. Milligan	9,887,542	178,396
David D. Nelson	9,875,682	190,256
James W. Noyce	9,886,619	179,319
Robert G. Pulver	9,625,467	440,471
Lou Ann Sandburg	9,886,915	179,023

Proposal 2 - Approve, on a non-binding basis, the 2011 executive compensation disclosed in the Proxy Statement

The vote to approve the above proposal was as follows:

	For	Against	Abstain
Approval of 2011 executive compensation	9,695,958	273,943	96,036

Proposal 3 - Provide an advisory vote, on a non-binding basis, the frequency of the non-binding shareholder vote to approve the compensation of the Company's Named Executive Officers

The vote to approve the above proposal was as follows:

	Every One Year	Every Two Years	Every Three Years	Abstain
Frequency vote	9,369,542	32,970	657,076	6,350

Proposal 4 - Approve the 2012 West Bancorporation, Inc. 2012 Equity Incentive Plan

The vote to approve the above proposal was as follows:

	For	Against	Abstain
Approval of the 2012 Equity Incentive Plan	9,733,693	299,871	32,372

Proposal 5 - Ratify the appointment of independent registered public accounting firm

The vote to ratify the above proposal was as follows:

	For	Against	Abstain
McGladrey & Pullen, LLP	13,043,063	261,699	4,581

Item 8.01 Other Events.
Copies of the presentation materials and comments from the Company's annual shareholder meeting are hereby furnished and are filed as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

On April 26, 2012, the Company's Board of Directors held its annual organizational meeting. David R. Milligan was re-elected Chairman of the Board. Robert G. Pulver was re-elected Vice Chairman.

The following tables provide the makeup of the standing and ad hoc committees through the date of the next annual organizational meeting:

Audit Committee:
James W. Noyce, Chair
Joyce A. Chapman
George D. Milligan
Lou Ann Sandburg

Compensation Committee:
Steven K. Gaer, Chair
Frank W. Berlin
Thomas A. Carlstrom
Robert G. Pulver

Nominating and Corporate Governance Committee:
Kaye R. Lozier, Chair
Frank W. Berlin
George D. Milligan
Robert G. Pulver

Risk Management Committee:
Lou Ann Sandburg, Chair
Joyce A. Chapman
Steven K. Gaer
David D. Nelson
James W. Noyce
Douglas R. Gulling *
Harlee N. Olafson *
Brad L. Winterbottom *

* Ex officio member

Executive Committee:
David R. Milligan, Chair
Frank W. Berlin
George D. Milligan
David D. Nelson
James W. Noyce
Robert G. Pulver

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	West Bancorporation, Inc. Annual Meeting comments made on April 26, 2012
Exhibit 99.2	West Bancorporation, Inc. Annual Meeting PowerPoint slide presentation

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “should,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions, or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations, and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports made by the Company to the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

April 27, 2012	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Exhibit 99.1	West Bancorporation, Inc. Annual Meeting comments made on April 26, 2012
Exhibit 99.2	West Bancorporation, Inc. Annual Meeting PowerPoint slide presentation